Exhibit 99.6

AI Assets Ltd

20 Cecil Street #14-01

PLUS

Singapore 049705

Via EDGAR

Division of Corporation Finance

Office of Finance

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

AI Assets Ltd

Registration Statement on Form F-1

Filed on February 21, 2025

File No. 333-285112

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

The undersigned, AI Assets Ltd (the “Company”), a foreign private issuer organized under the laws of the British Virgin Islands, is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s ordinary shares. The letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of and for the years ended June 30, 2024 and 2023, and unaudited interim condensed consolidated financial statements for the six months ended December 31, 2024 and 2023.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period subsequent to June 30, 2024.

3.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended June 30, 2025 will be available until October 2025.

5.	In no event will the Company seek effectiveness of its Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of form 20-F.

Very truly yours,

/s/ Yibin Xu
Yibin Xu
Chief Executive Officer and Sole Director